INDEMNIFICATION AGREEMENT
THIS AGREEMENT (“Agreement”), which provides for indemnification, expense advancement and other rights under the terms and conditions set forth, is made and entered into this _____ day of _____________, 20___ between TITAN MACHINERY INC. (the “Company”), and __________________________________ (“Indemnitee”).
RECITALS
WHEREAS, Indemnitee is serving as a [director/officer] of the Company, and as such is performing a valuable service for the Company; and
WHEREAS, competent and experienced persons are becoming increasingly reluctant to serve publicly-held corporations as directors or officers or in other fiduciary capacities at the request of their companies unless they are provided with adequate protection through liability insurance and adequate company indemnification against risks of claims and actions against them arising out of their service to the corporation; and
WHEREAS, the Board of Directors has determined that the ability to attract and retain qualified persons to serve as directors and officers is in the best interests of the Company and its stockholders, and that the Company should act to assure such persons that there will be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company; and
WHEREAS, Section 145 of the General Corporation Law of the State of Delaware permits the Company to indemnify and advance expenses to its officers and directors and to indemnify and advance expenses to persons who serve at the request of the Company as directors, officers, employees, or agents of other corporations or enterprises; and
WHEREAS, the Company has adopted provisions in its Bylaws requiring indemnification and advancement of expenses to its officers and directors, and providing that the Company may enter into indemnification agreements that specify the rights and obligations of the Company and such persons with respect to indemnification, advancement of expenses and related matters, and further providing that any such agreements shall supersede the indemnification and expense advancement provisions of such Bylaws, unless any such agreement specifically provides otherwise; and
WHEREAS, the Company desires to have Indemnitee continue to serve in an Official Capacity, and Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that Indemnitee is furnished with the indemnity and other rights set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of Indemnitee’s continued service to the Company in Indemnitee’s Official Capacity, the parties hereto agree as follows:
1.    Definitions. For purposes of this Agreement:

(a)    “Change of Control” means the occurrence after the Effective Date of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage; (ii) the consummation of a reorganization, merger or consolidation with respect to the Company, unless immediately following such reorganization, merger or consolidation, all of the then-current beneficial owners of the securities that vote generally in the election of directors of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than fifty (50%) of the combined outstanding securities that vote generally in the election of directors of the entity resulting from such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(b)    “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advancement of Expenses is sought by Indemnitee.

(c)    “Effective Date” means the date first above written.

(d)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e)    “Expenses” shall include all direct and indirect costs including, but not limited to, reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, advisory fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with investigating, prosecuting, defending, preparing to investigate, prosecute or defend a Proceeding, or being or preparing to be a witness in a Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 7 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(e)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past two years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(f)    “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Proceeding.

(g)    “Official Capacity” means Indemnitee’s corporate status as an [officer/director] and any other fiduciary capacity in which he serves the Company, its subsidiaries and affiliates, and any other entity which he serves in such capacity at the request of the Company’s CEO, its Board of Directors or any committee of its Board of Directors. “Official Capacity” also refers to all actions which Indemnitee takes or does not take while serving in such capacity.

(h)    “Proceeding” includes any actual or threatened inquiry, investigation, action, suit, arbitration, or any other such actual or threatened action or occurrence, whether civil, criminal, administrative or investigative, whether or not initiated prior to the Effective Date, including a proceeding initiated by an Indemnitee pursuant to Section 7(a) of this Agreement to enforce his or her rights under this Agreement.
2.    Service by Indemnitee. Indemnitee agrees to serve and/or continue to serve in Indemnitee’s Official Capacity faithfully and to the best of Indemnitee’s ability so long as Indemnitee has or holds such Official Capacity. Indemnitee may at any time and for any reason resign from Indemnitee’s Official Capacity (subject to any other contractual obligation or any obligation imposed by operation of law).
3.    Indemnification against Losses and Advancement of Expenses.
(a)    General. Except as otherwise provided in this Agreement, the Company shall indemnify against Losses and advance Expenses to Indemnitee to the fullest extent permitted by the laws of the State of Delaware as such laws may from time to time be amended. Indemnitee shall be entitled to the indemnification or advancement provided in this Section if, by reason of his or her Official Capacity, Indemnitee is a party or is threatened to be made a party to any Proceeding or by reason of, or arising out of, anything done or not done by Indemnitee in his or her Official Capacity. The Company shall (i) advance to Indemnitee any and all Expenses actually and reasonably paid or incurred by Indemnitee prior to the final disposition of any Proceeding by final adjudication and (ii) indemnify Indemnitee against any and all Losses; provided, that, in the case of either clause (i) or (ii), Indemnitee is determined to have met the standard of conduct set forth in Section 6(a). With respect to the advance of Expenses to Indemnitee in connection with enforcing rights to indemnification under this Agreement pursuant to Section 7(a), in the event that Indemnitee is determined not to be entitled to such indemnification, then all Expenses advanced shall be repaid by Indemnitee to the Company.
(b)    Exceptions.
(i)    Indemnitee shall receive no indemnification against Losses or advancement of Expenses:
(A)    to the extent payment is actually made to Indemnitee for the amount to which Indemnitee would otherwise have been entitled under this Agreement pursuant to an insurance policy, or another indemnity agreement or arrangement from the Company or other person or entity;
(B)    in connection with any Proceeding, or part thereof (including claims and counterclaims) initiated by Indemnitee, except a judicial proceeding or arbitration pursuant to Section 7(a) to enforce rights under this Agreement, unless the Proceeding (or part thereof) was authorized by the Board of Directors of the Company;
(C)    with respect to any Proceeding brought by or on behalf of the Company against Indemnitee that is authorized by the Board of Directors of the Company, except as provided in Section 4 below; or
(D)    with respect to any claim, issue, or matter as to which Delaware law expressly prohibits such indemnification by reason of any adjudication of liability of Indemnitee to the Company, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to indemnification for such Expenses as such court shall deem proper.
(ii)    Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act or any similar successor statute.
4.    Indemnification of Successful Party. Notwithstanding the limitations of any other provisions of this Agreement (and, for the avoidance of doubt, regardless of whether Indemnitee is determined to have met the standard of conduct set forth in Section 6(a)), to the extent that Indemnitee is successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined that Indemnitee is otherwise entitled to be indemnified against Losses, Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law. If Indemnitee is partially successful on the merits or otherwise in defense of any Proceeding (and, for the avoidance of doubt, regardless of whether Indemnitee is determined to have met the standard of conduct set forth in Section 6(a)), such indemnification shall be apportioned appropriately to reflect the degree of success.
5.    Indemnification for Losses Incurred in Serving as a Witness. Notwithstanding any other provisions of this Agreement, Indemnitee shall be entitled to indemnification against Losses and advancement against all Expenses reasonably incurred for serving as a witness by reason of Indemnitee’s Official Capacity in any proceeding with respect to which Indemnitee is not a party to the fullest extent allowable by law.
6.    Determination of Entitlement to Indemnification.
(a)    Standard of Conduct. Indemnitee shall be entitled to indemnification against Losses and/or advancement of Expenses (subject to the provision of an undertaking in compliance with Section 10 in the case of a request to advance Expenses), pursuant to this Agreement, only upon a determination, (based on the facts then known in the case of a request for advancement of Expenses), that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, or, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.
In the event of a guilty plea by Indemnitee, Indemnitee shall remain entitled to indemnification; provided, however, that following such plea Indemnitee in good faith requests indemnification. Indemnitee’s eligibility for indemnification shall be determined as set forth in Section 6(b)(i)-(iv) below. If, in reviewing Indemnitee’s plea and the facts and circumstances relating to such plea, the decision-maker identified in Sections 6(b)(i)-(iv) below determines that Indemnitee has met the standard of conduct set forth in this Section 6(a) and thus is entitled to indemnification for any items set forth in Section 3(a) above, then the Company shall indemnify Indemnitee in accordance with the decision-maker’s determination.
(b)    Manner of Determining Eligibility. Upon Indemnitee’s written request for indemnification against Losses or advancement of Expenses, the entitlement of Indemnitee to such requested indemnification against Losses or advancement of Expenses shall be determined by:
(i) If no Change of Control has occurred:

(A)	the Board of Directors of the Company by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum;

(B)	a committee of Disinterested Directors designated by majority vote of such Disinterested Directors, whether or not such majority constitutes a quorum;

(C)
if there are no Disinterested Directors, Independent Counsel in a written opinion to the Board of Directors, or designated committee of the Board of Directors, with a copy to Indemnitee, which Independent Counsel shall be selected by majority vote of the Company’s directors at a meeting at which a quorum is present; or

(D)	the Company’s stockholders, by a majority vote of those in attendance at a meeting at which a quorum is present.

(ii)	If a Change of Control has occurred:

(A)	if the Indemnitee so requests in writing, the Board of Directors of the Company by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; or

(B)
in all other situations, Independent Counsel in a written opinion to the Board of Directors, or designated committee of the Board of Directors, with a copy to Indemnitee, which Independent Counsel shall be selected by majority vote of the Company’s directors at a meeting at which a quorum is present, or a majority vote of the Disinterested Directors, or committee of Disinterested Directors.

(c)    Payment of Costs of Determining Eligibility. The Company shall pay all costs associated with its determination of Indemnitee’s eligibility for indemnification against Losses or advancement of Expenses.
(d)    Company Efforts to Determine Eligibility. The Secretary of the Company shall, promptly upon receipt of Indemnitee’s request for indemnification against Losses and/or advancement of Expenses, advise in writing the Board of Directors or such other person or persons empowered to make the determination requested in Section 6(b), and the Company shall use reasonable best efforts to thereafter promptly make such determination or initiate the appropriate process for making such determination.
7.    Remedies of Indemnitee.
(a)    In the event that a determination is made that Indemnitee is not entitled to indemnification against Losses or advancement of Expenses hereunder or if payment or a payment arrangement has not been timely made within fifteen (15) business days following a determination of entitlement to indemnification against Losses and/or advancement of Expenses, Indemnitee shall be entitled to a final adjudication in a court of competent jurisdiction of entitlement to such indemnification and/or advancement. Alternatively, Indemnitee may seek an award in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within sixty (60) days following the filing of the demand for arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration. The determination in any such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Section 6 that Indemnitee is not entitled to indemnification or advancement.
(b)    If a determination is made or deemed to have been made under the terms of Section 6, or any other Section hereunder, that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable.
(c)    If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification or payment of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by Indemnitee in connection with such adjudication or arbitration (including, but not limited to, any appellate Proceedings).
8.    Continuation of Obligation of Company. All agreements and obligations of the Company contained in this Agreement, including, without limitation, with respect to the advancement of Expenses, shall continue during the period of Indemnitee’s Official Capacity and shall continue thereafter, even if the Indemnitee may have ceased to serve in an Official Capacity, with respect to any Proceedings based on or arising out of Indemnitee’s Official Capacity. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of Indemnitee’s heirs, personal representatives and estate.
9.    Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee will notify the Company in writing of the commencement thereof, including a brief description of the nature of, and the facts underlying, the Proceeding. The failure by Indemnitee to so notify the Company will not relieve the Company from any liability that it may have to Indemnitee under this Agreement, unless such failure materially prejudices the Company. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Company:
(a) Except as otherwise provided in Section 9(b), to the extent that the Company may desire to do so, the Company may, separately or jointly with any other indemnifying party, assume the defense of the Proceeding. After notice from the Company to Indemnitee of its election to assume the defense of the Proceeding, the Company shall not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably determined that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of the Proceeding, and such determination is supported by an opinion of qualified legal counsel addressed to the Company, or (iii) the Company shall not, within sixty (60) calendar days after notice to Indemnitee of its election to assume the defense of the Proceeding, in fact have employed counsel to assume the defense of the Proceeding.
(b) The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which Indemnitee shall have made the determination provided for in subparagraph (a)(ii) above.
(c) Regardless of whether the Company has assumed the defense of a Proceeding, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, and the Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on, or require any payment from, Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.
10.    Indemnitee’s Undertaking In Connection With A Request For Advancement. As a condition precedent to the Company’s advancement of Expenses to Indemnitee, Indemnitee shall provide the Company with (a) a written affirmation by such person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under §145 of the General Corporation Law of the State of Delaware, and (b) an undertaking, in substantially the form attached as Exhibit 1, by or on behalf of Indemnitee to reimburse such amount if it is finally determined, after all appeals by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise. Indemnitee's undertaking to reimburse any such amounts is not required to be secured.
11.    Separability; Prior Indemnification Agreements; Non-Exclusivity.
(a) If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent provided for in this Agreement.
(b) This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Company’s Certificate of Incorporation, Company’s Bylaws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
(c) The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Company’s Certificate of Incorporation, the Company’s Bylaws, the General Corporation Law of the State of Delaware, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (i) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (ii) to the extent that any change is made to any Other Indemnity Provision that permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder.
12.    Non-attribution of Actions of Any Indemnitee to Any Other Indemnitee. For purposes of determining whether Indemnitee is entitled to indemnification against Losses or advancement of Expenses by the Company under this Agreement or otherwise, the actions or inactions of any other indemnitee or group of indemnitees shall not be attributed to Indemnitee.
13.    Liability Insurance. For the duration of Indemnitee’s service as a [director/officer] of the Company, and thereafter for so long as Indemnitee shall be subject to any pending claim or action relating to their service as a [director/officer,] the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. In all policies of directors’ and officers’ liability insurance maintained by the Company, the Company shall use commercially reasonable efforts to provide that Indemnitee shall be named in such directors’ and officers’ liability insurance policy as an insured in such a manner as to provide Indemnitee substantially comparable rights and benefits as are provided to the most favorably insured of the Company’s [directors/officers].
14.    Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

15.    Other Provisions.
(a)    This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws.
(b)    This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.
(c)    This Agreement shall not be deemed an employment contract between the Company and Indemnitee, and the Company shall not be obligated to continue Indemnitee in Indemnitee’s Official Capacity by reason of this Agreement.
(d)    Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.
(e)    No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
(f)    The Company agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary.
(g)    Indemnitee’s rights under this Agreement shall extend to Indemnitee’s spouse, members of Indemnitee’s immediate family, and Indemnitee’s representative(s), guardian(s), conservator(s), estate, executor(s), administrator(s), and trustee(s), (all of whom are referred to as “Related Parties”), as the case may be, to the extent a Related Party or a Related Party’s property is subject to a Proceeding by reason of Indemnitee’s Official Capacity.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.
TITAN MACHINERY INC.

By:
Its:

______________, Indemnitee

EXHIBIT 1

UNDERTAKING TO REPAY INDEMNIFICATION EXPENSES

I, ___________________________________, agree to reimburse the Company for all expenses advanced and paid to me by the Company for my defense in any civil or criminal action, suit, or Proceeding, in the event, and to the extent that it shall ultimately be determined that I am not entitled to be indemnified by the Company for such expenses.

Signature

Typed Name

Office

STATE OF _______________

COUNTY OF _____________

Before me ______________________, on this day personally appeared ___________________, known to me to be the person whose name is subscribed to the foregoing instrument, and who, after being duly sworn, stated that the contents of said instrument is to the best of his/her knowledge and belief true and correct and who acknowledged that he/she executed the same for the purpose and consideration therein expressed.

GIVEN under my hand and official seal at _______________, this _______ day of ___________, 201__.

Notary Public